Exhibit 23(a) — Consent of Independent Registered Public Accounting Firm
Universal Forest Products, Inc.
Employees’ Profit Sharing and 401(k) Retirement Plan
Grand Rapids, Michigan
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (33-84632) of our report dated June 17, 2009, relating to the financial statements and supplemental schedule of Universal Forest Products, Inc. Employees’ Profit Sharing and 401(k) Retirement Plan appearing in this Form 11-K for the year ended December 31, 2008.
/s/ BDO Seidman, LLP
Grand Rapids, Michigan
June 17, 2009